EXHIBIT 23.1
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     HJ JUMP, SCUTELLARO AND COMAPNY, L.L.P. CERTIFIED PUBLIC ACCOUNTANTS
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                   MEMBERS OF PCPS AND SECPS DIVISION OF AICPA





                                           April 10, 2001


Securities & Exchange Commission
Washington, D.C.

Gentlemen:

We have been furnished with a copy of the response to Item 4 of the Form 8-K for the event that occurred on February 1, 2000 filed by our former client, Discas, Inc. We agree with the statements made in response to that item insofar as they related to our firm.


                                           Sincerely,

                                           /s/ Richard M. Larsen
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                                           Richard M. Larsen, Partner









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